Exhibit 16.01

[Deloitte & Touche LLP Letterhead]

January 11, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Kana Software, Inc.’s Form 8-K dated January 5, 2006, and we have the following comments:

1.	We agree with the statements made in the first, second, third and fourth paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP